UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2024 (September 20, 2024)

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SCILEX HOLDING COMPANY
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39852 (Commission File Number)	92-1062542 (IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed by Scilex Holding Company (the “Company”), on September 21, 2023, the Company entered into, and consummated the transactions contemplated by, a Securities Purchase Agreement (the “Scilex-Oramed SPA”) with Oramed Pharmaceuticals Inc. (“Oramed”) and the Agent (as defined therein).

Pursuant to the Scilex-Oramed SPA, among other things, on September 21, 2023, the Company issued to Oramed (i) a Senior Secured Promissory Note in an aggregate amount of $101,875,000 (the “Note”), (ii) warrants (the “Oramed Warrants”) to purchase up to an aggregate of 13,000,000 (subject to adjustment as provided therein) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), with an exercise price of $0.01 per share and restrictions on exerciseability, including that certain Warrant to Purchase Common Stock No. ORMP CS-5 (as amended, restated, supplemented and modified from time to time in accordance with its terms, the “CS-5 Warrant”) and (iii) warrants (the “Purchased Warrants”) to purchase an aggregate of 4,000,000 (subject to adjustment as provided therein) shares of Common Stock with an exercise price of $11.50 per share.

On September 20, 2024, the Company and Oramed entered into a Letter Agreement (the “Letter Agreement”), pursuant to which the Company agreed to pay to Oramed $2,000,000 (the “Specified September Payment”) on September 23, 2024, which payment shall be applied as follows: (i) $1,700,000 of such payment shall be applied to the amortization payment due under the Note on the March 21, 2025 (the “Maturity Date”) and (y) $300,000 of such payment to purchase the Purchased Warrants . Oramed shall transfer the Purchased Warrants to the Company not later than two business days following the date on which Oramed has received the Specified September Payment.

Pursuant to the Letter Agreement, the parties agreed that, notwithstanding the definition of the “Exercise Eligibility Date” in the CS-5 Warrant, Oramed may immediately exercise the CS-5 Warrant with respect to up to 1,062,500 (subject to adjustment as provided therein) shares of Common Stock subject to such warrant at any time after September 20, 2024.

The parties further agreed, upon receipt of the Specified September Payment, (i) that notwithstanding the minimum Liquidity (as defined therein) requirements set forth in Section 7(b)(x) of the Note, the Company and its Subsidiaries (as defined therein) shall be required to maintain the following minimum Liquidity during the specified time periods instead: from and after September 19, 2024 until the Maturity Date, $0, and (ii) to extend the due date of the $20,000,000 amortization payment from September 23, 2024 to September 30, 2024.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter Agreement, dated as of September 20, 2024, by and between Oramed Pharmaceuticals Inc. and Scilex Holding Company.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

	By:	/s/ Jaisim Shah
	Name:	Jaisim Shah
Date: September 23, 2024	Title:	Chief Executive Officer and President